EMPLOYMENT AGREEMENT

                  AGREEMENT made as of this 1st day of January, 1998, by and between HOSPITALITY WORLDWIDE SERVICES, INC., a New York corporation with its principal office at 450 Park Avenue, New York, New York 10022 (the "Corporation"), and ROBERT BERMAN, residing at 2 River Road, Woodridge, New York 12789 ("Executive").

                              W I T N E S S E T H :

                  WHEREAS,   Executive  has  heretofore  been  employed  by  the
Corporation;

                  WHEREAS,   the  Corporation  desires  to  continue  to  employ
Executive, and Executive is willing to undertake such employment, upon the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1. Employment of Executive. The Corporation hereby employs Executive as its Chairman of the Board and Chief Executive Officer, to perform the duties and responsibilities incident to such offices, subject at all times to the normal control and direction of the Board of Directors of the Corporation (the "Board of Directors").

                  2. Acceptance of Employment; Time and Attention. Executive hereby accepts such employment and agrees that throughout the Term (as hereinafter defined), he will devote substantially his full time, attention, knowledge and skills, faithfully, diligently


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and  to  the  best  of his  ability,  in  furtherance  of  the  business  of the
Corporation, and will perform the duties assigned to him pursuant to Section 1 hereof, subject, at all times, to the normal direction and control of the Board of Directors. Executive shall be the principal executive officer of the Corporation and shall in general manage and control all of the day-to-day operations of the Corporation. Executive shall also perform such specific duties and shall exercise such specific authority related to the management of the day-to-day operations of the Corporation consistent with his position as Chairman of the Board and Chief Executive Officer as may be assigned to Executive from time to time by the Board of Directors. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Corporation shall from time to time establish. During the Term, Executive shall not, without the written approval of the Board of Directors first had and obtained in each instance, directly or indirectly, accept employment or compensation from, or perform services of any nature for, any business enterprise other than the Corporation and its subsidiaries. Notwithstanding the foregoing but subject to Section 9 hereof, Executive shall be permitted to (i) serve as a director on the boards of directors of other corporations and retain any compensation paid therefor, provided that such other interests do not materially interfere with the performance by Executive of his obligations hereunder, and (ii) engage in business affairs outside the business of the Corporation provided that such other interests do not materially

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interfere with his obligations  hereunder.  During the Term, Executive shall not be entitled to additional compensation for rendering employment services to subsidiaries of the Company or for serving in any office of the Corporation or any of its subsidiaries to which he is elected or appointed. Executive shall be permitted to establish a geographic base from which to perform his duties hereunder.

                  3. Term. Except as otherwise provided herein, Executive's employment hereunder shall be for a three (3) year term commencing as of January 1, 1998 (the "Initial Term"), which may be renewed for such one (1) year periods as the Corporation and Executive may mutually agree during the ninety (90) day period immediately prior to the expiration of the Initial Term or any renewal thereof (the Initial Term and any such renewal thereof are hereinafter collectively referred to as the "Term").

                  4. Compensation. The Corporation shall pay to the Executive, commencing as of January 1, 1998, for the first year of his employment, compensation at the rate of three hundred thousand ($300,000) dollars per year ("Base Salary"). For each year thereafter, the Base Salary will be increased by
(i) the percentage increase in the consumer price index (the "CPI") for the New York/Northeastern New Jersey region, published by the United States Department of Labor, at January 1 of such year over the CPI at January 1 of the prior year or (ii) such higher amount as shall be determined by the Board of Directors. Such compensation shall be payable in equal monthly installments. In addition, Executive

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shall be entitled to receive from the  Corporation  such bonus (the  "Bonus") as the Board of Directors shall in its sole discretion determine. All compensation paid to Executive shall be subject to withholding and other employment taxes imposed by applicable law.

                  5. Additional Benefits. (a) In addition to such Base Salary, he (and his family) shall be entitled to participate, to the extent he is (and they are) eligible under the terms and conditions thereof, in any profit-sharing, pension, retirement, hospitalization, insurance, disability, medical service, stock option, bonus or other employee benefit plan generally available to the executive officers of the Corporation that may be in effect from time to time during the Term, as well as any discretionary bonus pool of the Corporation. The Corporation shall be under no obligation to institute or continue the existence of any such employee benefit plan.

                  (b) The Corporation shall obtain and maintain in full force and effect during the Term, at the Corporation's sole cost and expense, a policy or policies of term insurance on the life of Executive in the aggregate face amount of five hundred thousand ($500,000) dollars. Executive shall submit to any physical examinations necessary to obtain such policies and shall otherwise cooperate with the Corporation in obtaining such insurance coverage. Any insurance policy maintained by the Corporation on the life of Executive pursuant to this Section 5(b) shall be made payable to such beneficiary or beneficiaries as Executive may designate by written notice to the Corporation and the Corporation

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agrees,  promptly upon receipt of such notice, to take all such action as may be necessary so as to notify the appropriate insurance company of any change of beneficiary.

                  6. Reimbursement of Expenses. The Corporation shall reimburse Executive in accordance with applicable policies of the Corporation for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Corporation, including expenses relating to the operation and maintenance of a motor vehicle (including, but not limited to, vehicle loan and lease payments, insurance premiums, parking, gasoline and repair expenditures) upon the submission to the Corporation of appropriate receipts or vouchers.

                  7. Facilities and Personnel. Executive shall be provided a private office, secretarial services and such other facilities, supplies, personnel and services as shall be required or reasonably requested for the performance of his duties hereunder.

                  8. Vacation. Executive shall be entitled to four (4) weeks' paid vacation in respect of each twelve (12) month period during the Term, such vacation to be taken at times mutually agreeable to Executive and the Board of Directors and in accordance with the Corporation's vacation policy.

                  9. Restrictive Covenant. In consideration of the Corporation's entering into this Agreement, Executive agrees that during the Term, he will not
(i) directly or indirectly own, manage, operate, join, control, participate in, invest in, or

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otherwise be connected  with,  in any manner,  whether as an officer,  director, employee, partner, investor or otherwise, any business entity that is engaged in the business of hotel renovation, procurement of hotel furniture, fixtures and equipment, procurement and reordering of hotel operating supplies and equipment, the development of hotel properties or any other business which the Corporation is then engaged in, (ii) for himself or on behalf of any other person, partnership, corporation or entity, call on any customer of the Corporation for the purpose of soliciting, diverting or taking away any customer from the Corporation, or (iii) induce, influence, or seek to induce or influence, any person engaged as an employee, representative, agent, independent contractor or otherwise by the Corporation, to terminate his or her relationship with the Corporation. Nothing herein contained shall be deemed to prohibit Executive from investing his funds in securities of an issuer if the securities of such issuer are listed for trading on a national securities exchange or are traded in the over-the-counter market and Executive's holdings therein represent less than 1% of the total number of shares or principal amount of the securities of such issuer outstanding.

                  Executive acknowledges that the provisions of this Section 9 are reasonable and necessary for the protection of the Corporation, and that each provision, and the period or periods of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be, divisible. If any provision of this Section 9, including any sentence, clause

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or part hereof,  shall be deemed contrary to law or invalid or  unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

                  10. Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of the Corporation all information, knowledge and data relating to or concerned with its operations, sales, business and affairs, and he shall not, at any time for a period of two (2) years after termination of his employment hereunder, use, disclose or divulge any such information, knowledge or data to any person, firm or corporation (unless the Corporation no longer treats such information as confidential) other than to the Corporation or its designees and employees or except as may otherwise be required in connection with the business and affairs of the Corporation; provided, however, that Executive may disclose or divulge such information, knowledge or data that (i) was known to Executive at the commencement of his employment with the Corporation; (ii) is or becomes generally available to the public through no wrongful act on Executive's part; or (iii) becomes available to Executive from a person or entity other than the Corporation; and provided, further, that the provisions of this Section 10 shall not apply to Executive's know-

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how to the extent  utilized by him in subsequent  employment  otherwise  than in breach of this Agreement.

                  11. Intellectual Property. Any idea, invention, design, written material, manual, system, procedure, improvement, development or discovery conceived, developed, created or made by Executive alone or with others, during the Term and applicable to the business of the Corporation, whether or not patentable or registrable, shall become the sole and exclusive property of the Corporation. Executive shall disclose the same promptly and completely to the Corporation and shall, during the Term and at any time and from time to time hereafter (i) execute all documents requested by the Corporation for vesting in the Corporation the entire right, title and interest in and to the same, (ii) execute all documents requested by the Corporation for filing and prosecuting such applications for patents, trademarks, service marks and/or copyrights as the Corporation, in its sole discretion, may desire to prosecute, and (iii) give the Corporation all assistance it reasonably requires, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect the Corporation's right therein and thereto.

                  12. Equitable Relief. The parties hereto acknowledge that Executive's services are unique and that, in the event of a breach or a threatened breach by Executive of any of his obligations under this Agreement, the Corporation shall not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by Executive, the Corporation shall be

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entitled to such equitable and injunctive relief as may be available to restrain
Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder.

                  13. Termination for Cause. (a) The Corporation may at any time dismiss Executive for "Cause." For purposes of this Agreement, the following shall constitute "Cause": (i) the death of Executive; or (ii) the failure of Executive, as a result of illness, physical or mental disability or other incapacity to render the services provided in this Agreement for a period of one hundred eighty (180) consecutive days or one hundred eighty (180) days during any one (1) year period ("Disability"); or (iii) the breach by Executive of a fiduciary duty in the performance of his duties hereunder or a breach of a material term of this Agreement, including (x) theft, embezzlement, fraud, misappropriation of funds, other acts of dishonesty or the violation of any law relating to Executive's employment; (y) Executive shall have entered a plea of guilty or nolo contendre to, or have been found by a court of competent jurisdiction to be guilty of a felony or other crime involving moral turpitude; and (z) the breach by Executive of any other material provision of this Agreement, which

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breach is not cured to the Corporation's  reasonable  satisfaction within thirty
(30) days after written notice thereof; or (iv) the failure by Executive to carry out any reasonable directive of the Board of Directors commensurate with Executive's duties hereunder, which failure shall continue for thirty (30) days after written notice thereof.

                  (b) In the event of Executive's Disability, he shall be entitled to receive the Base Salary payments due under Section 4 hereof during the period of his Disability and for a period of eighteen (18) months thereafter.

                  (c) In the event of termination of Executive's employment hereunder by reason of his death, the Corporation shall pay a benefit (the "Benefit Payment") to such person or persons as Executive shall, at his option, from time to time designate by written instrument delivered to the Corporations, each subsequent designation to revoke all prior designations, or if no such designation is made, to Executive's estate (the "Payment Beneficiary"). The Benefit Payment shall be in an amount equal to one and one-half times Executive's then current Base Salary, and shall be payable to the Payment Beneficiary in equal quarterly installments over a period of one and one-half years, provided that if the Corporation then maintains a life insurance policy on the life of Executive under which it is the beneficiary, the amount of the death benefit payable thereunder, to a maximum amount equal to the Benefit Payment, less installments of the Benefit Payment theretofore paid, shall be paid to the Payment Beneficiary on the

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Benefit Payment  installment  payment date next succeeding the date on which the
Corporation receives such death benefit proceeds, and the remainder of the Benefit Payment, if any, shall be paid in equal quarterly installments as provided above.

                  14. Change of Control. (a) If prior to termination of this Agreement, there should be a "Change of Control," as defined in Section 14(b) below, the Executive may terminate his employment and this Agreement at any time after the earlier to occur of (A) one year after the Change of Control or (B) the occurrence of any of the following: (i) Executive's services should be terminated for any reason other than Executive's voluntary withdrawal or Cause, or (ii) Executive is placed in any position of lesser stature than that of a senior executive officer of the Corporation; is assigned duties inconsistent with a senior executive officer or duties which, if performed, would result in a significant change in the nature or scope of powers, authority, functions or duties inherent in such position on the date hereof; is assigned performance requirements or working conditions which are at variance with the performance requirements and working conditions in effect immediately prior to the Change of Control; or is accorded treatment on a general basis that is in derogation of his status as a senior executive officer; (iii) any breach of Sections 4 through 8, inclusive, of this Agreement; or (iv) any requirement of the Corporation that the location at which Executive performs his principal duties for the
Corporation be outside of Manhattan, then upon such one year period or termination, the Corporation will, on

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or before Executive's last day of providing service hereunder, pay to Executive, as liquidated damages, a lump sum cash payment equal to 2.99 times the aggregate of (i) Base Salary and (ii) the last Bonus earned by Executive (unless the aggregate of (i) Base Salary and (ii) the last Bonus earned by Executive is greater than the "base amount" of Executive's compensation, in which case the amount paid to Executive hereunder shall be 2.99 times the "base amount" of Executive's compensation). For purposes hereof, "base amount" shall have the meaning provided in Section 280G(b)(3)(A) of the Internal Revenue Code of 1986, as amended, and the Proposed Regulations thereunder.

                  (b) "Change of Control" shall be deemed to have taken place if
(i) any person, including a group, becomes the beneficial owner of shares of the Corporation sufficient in manner to control the election of directors of the Corporation; or (ii) there occurs any cash tender or exchange offer for shares of the Corporation, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of the Corporation before the event shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation. As used herein, the terms "person" and "beneficial owner" have the same meaning as such terms under Section 13 (d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations hereunder.

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                  15. Insurance  Policies.  The Corporation shall have the right from time to time to purchase, increase, modify or terminate insurance policies on the life of Executive for the benefit of the Corporation, in such amounts as the Corporation shall determine in its sole discretion. In connection therewith, Executive shall, at such time or times and at such place or places as the Corporation may reasonably direct, submit himself to such physical examinations and execute and deliver such documents as the Corporation may deem necessary or desirable.

                  16. Entire Agreement;  Amendment.  This Agreement  constitutes the entire agreement of the parties hereto, and any prior agreement between the Corporation and Executive is hereby superseded and terminated effective immediately and shall be without further force or effect. No amendment or modification shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

                  17. Notices. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or by responsible overnight delivery service or sent by certified mail, return receipt requested, postage and fees prepaid as follows:


                          If to the Corporation, at its address set forth above, with copies to:

                          Olshan Grundman Frome & Rosenzweig LLP
                          505 Park Avenue
                          New York, New York  10022
                          Attention: Robert H. Friedman, Esq.


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                          If to Executive, at his address set forth above.

Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this Section 17. The date of the giving of any notice hand delivered or delivered by responsible overnight carrier shall be the date of its delivery and of any notice sent by mail shall be the date five days after the date of the posting of the mail.

                  18. No Assignment; Binding Effect. Neither this Agreement, nor the right to receive any payments hereunder, may be assigned by Executive. This Agreement shall be binding upon Executive, his heirs, executors and administrators and upon the Corporation, its successors and assigns.

                  19. Waivers. No course of dealing nor any delay on the part of the Corporation in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

                  20.   Governing  Law.  This   Agreement   shall  be  governed,
interpreted and construed in accordance with the laws of the State of New York, except that body of law relating to choice of laws.

                  21. Invalidity. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in

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any way  invalidate  or affect any other clause,  paragraph,  section or part of this Agreement.

                  22. Further Assurances. Each of the parties shall execute such documents and take such other actions as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement in accordance with its terms.

                  IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed as of the day and year first above written.


                                   HOSPITALITY WORLDWIDE SERVICES, INC.


                                   By:       /S/ Howard G. Anders
                                             ----------------------------------
                                      Name:  Howard G. Anders
                                      Title: Senior Vice President
                                             and Chief Financial
                                             Officer


                                   /S/ ROBERT BERMAN
                                  --------------------------------------------
                                            ROBERT BERMAN


Mr. George Asch
Gray Seifert
380 Madison Avenue
22nd Floor
New York, New York

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